OPERATIONS AGREEMENT

THIS OPERATIONS AGREEMENT (the "Operations Agreement") made and entered into this 6th day of October, 2004, between PRB Transportation, Inc., a Nevada corporation ("PRB") and Bear Paw Energy, LLC, a Delaware Limited Liability Company ("BPE"), (PRB and BPE being sometimes called "Party," and collectively called "Parties"):

WITNESSETH:

Whereas, PRB owns Facilities more specifically described herein ("Facilities") and BPE owns certain active compression whereby it will provide compression services for the Facilities, which compression is more specifically described herein ("Compression"); and

Whereas, the Parties desire that BPE provide compression services to PRB for the Facilities, and provide operational services more specifically described herein with respect to the Facilities for PRB, all on the terms set forth herein;

Now therefore, in consideration of the compensation and the mutual benefits and promises provided herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Facilities. Subject to the terms and conditions hereinafter set forth, Bear Paw agrees i) to operate the Facilities for PRB, and ii) to provide the compression services for the Facilities. The Facilities and the locations of the Compression at which the compression services shall be provided are described on Exhibit A and Exhibit B, both of which Exhibits are incorporated herein by reference.

Term.

A. Subject to the rights of termination hereinafter set forth, this Operations Agreement shall have a term commencing August 1, 2004, and shall continue in full force and effect for a primary term of two (2) years, and shall be automatically renewed for up to two (2) successive renewal terms of one (1) year each thereafter until and unless terminated by PRB on thirty (30) days advance notice to BPE, whereupon this Operations Agreement shall terminate as of the end of such term except for the Parties' then-accrued obligations, and subject to Section 10 hereof, providing for a compression lease following termination of this Operations Agreement at the rate, upon the terms and for the period described in said Section.

B. If ownership of BPE shall change, or if BPE shall no longer perform the Services hereunder ("Change Event"), PRB shall have the right, to be exercised if at all within sixty (60) days of occurrence of the Change Event, to elect to terminate this Operations Agreement and exercise its option to have the provisions of Section 10 (providing for compression services following termination) not apply.

3. Fee. A. Subject to Section 5B hereof, the monthly fee ("Fee") for the Services described herein below by BPE shall be $71,000 payable by PRB to BPE in the manner directed by BPE by the fifteenth (15th) day of each following month during the first six (6) months of the term hereof, and thereafter by the twenty-fifth (25th) day of the following month, provided that if PRB ever fails to timely pay the Fee, BPE may demand that an amount equal to one month of the Fee be paid to and held by BPE as security for payment. Such Fee shall be payable in the month following the month that Services were provided by BPE to PRB hereunder. The Fee shall be discussed, agreed upon by both Parties, and adjusted at the end of the primary term to reflect changes in direct operating costs and expenses and increases or reductions in compression services.

B. In addition to the Fee, PRB shall reimburse BPE for certain charges and expenses as set forth herein ("Reimbursable"). BPE will invoice PRB by the fifteenth (15th) day of the following month for Reimbursable in sufficient detail to allow PRB to review the Reimbursable. Following PRB’s review, PRB will pay the Reimbursable by the twenty-fifth (25th) day of said month. BPE may require prepayment, with PRB’s approval of the project, based upon reasonable, good-faith estimates. PRB’s approval for prepayment can not be unreasonably withheld. In the event that the prepayment by PRB varies from actual costs as evidenced by a reconciliation, BPE will invoice PRB in the following month if the prepayment amount was insufficient and, if the prepayment was greater than the actual costs as evidenced by a reconciliation, PRB will have the right to reduce the Fee by the amount of the over payment.

C. Except as expressly set forth herein, if any repair is a Minor Repair as defined in Section 4.A, BPE shall be responsible for the cost of such Minor Repair. Except as expressly set forth herein, if the repair is a Major Repair as defined in Section 4.A hereof, then cost of such is a Reimbursable and the provisions of Section 3.B hereof shall apply thereto; provided, however, that BPE shall not invoice PRB for any Major Repair that has not been reviewed and approved by PRB; and, provided further, that the above provisions shall not apply to any Improvement provided for in Section 5 hereof or, except as provided in Section 4.F hereof, any emergency as provided for in said Section 4.F.

D. Callouts, Overtime and Oxygen Violations. PRB shall pay BPE’s cost for overtime, oxygen violations and after-business-hours and weekend/holiday callouts, as a Reimbursable. PRB shall pay overtime and callouts at the rate established by BPE based on actual costs of such. Callouts for oxygen violations will be made by BPE as necessary, whether or not such are specifically requested by PRB. PRB shall pay for oxygen violations at a rate of $60.00 (sixty dollars) per hour with a minimum 1 hour charge per occurrence.

4. Services. During the term hereof, BPE shall provide the following services (the "Services") for PRB with respect to the Facilities:

A. Definitions. For the purposes of this Agreement, the term "Minor Repairs" shall mean any repair, replacement or emergency, but not including any Improvement provided for in Section 5 hereof, to any discrete portion of the Facilities or the Compression, the labor and materials cost of which is less than five thousand dollars ($5,000.00) per occurrence. As identified in BPE’s weekly operating report or otherwise, "Major Repairs" shall mean any repair, replacement, emergency, modification, or other change to any discrete portion of the Facilities or Compression, the labor and materials cost of which is five thousand dollars ($5,000.00) or greater per occurrence.

B. Compression Services. BPE shall provide and shall operate the Compression identified in Exhibit B, including labor sufficient to operate same in a commercially reasonable manner consistent with past practices, including routine maintenance (such as oil changes, preventive maintenance and overhauls), consumables and Minor Repairs. PRB shall be responsible for fuel use and Major Repairs. BPE shall prepare and file with applicable government entities reports relating to the Compression and maintain all permits relating thereto, and shall bear all costs associated therewith. BPE shall not be required to operate any compressor units in addition to the Compression without a change in the Fee. Subject to BPE’s right to provide compression for the Facilities, PRB may elect to release Compression in event of decline in gathering volumes and the Fee shall then be adjusted on a reasonable basis.

C. Operations. (i) BPE shall operate the Facilities, consistent with good pipeline practices and BPE’s existing standards and procedures for gathering system operations. BPE shall provide any and all routine maintenance necessary to keep the Facilities in good condition, safe operating order and in compliance with applicable laws and regulations of any local, state or federal agencies having jurisdiction thereof.

(ii) Except as provided in Section 6 hereof, BPE shall prepare and file with applicable government entities reports relating to its operational responsibilities hereunder associated with the Facilities and compressor ownership (PRB to be responsible for filing any applicable production, volumetric and similar reports with government entities). PRB shall prepare and file all other reports and maintain all permits, including without limitation those associated with maintenance, repairs and compliance with respect to the Facilities, and shall bear all costs associated therewith.

(iii) BPE shall pay, and the Fee shall include, direct expenses for systems operations, including gas sampling, meter calibration, reading and integration (provided that if a producer installs a blower at a delivery point, BPE shall not thereafter maintain or read meters upstream of such point), and direct expenses for field personnel (including vehicle expense) for routine operations (not including those associated with overtime, oxygen violations or after business hour and weekend/holiday callouts; nor those which are a part of a Major Repair). BPE shall act as custodian for all meter calibration records, meter charts, meter integration statements, and electronic flow measurement statements associated with gas measurement on the system in accordance with accepted industry practices for the maintenance of such information.

(iv) BPE shall provide water hauling and disposal from the compressor stations and dehydrators.

(v) Oxygen Violations. BPE shall monitor oxygen level in the gas at each measurement point. If oxygen content exceeds the particular contract quality specifications, the receipt point(s) upstream of the applicable measurement point may be shut in until the level of oxygen at that measurement point is within specification.

D. Capacity Management. BPE shall coordinate use of the Facilities so that capacity is managed in accordance with contractual requirements as specified by PRB.

(i) Nominations and Scheduling. Coordinating nomination and scheduling of receipts of gas into and deliveries of gas from the Facilities.

(ii) Gas Control. Gas control, including maintaining a communications link between the Facilities and BPE’s gas control center(s) as currently maintained to allow BPE the capability to remotely control and monitor gas flows and pressures on the Facilities, monitor alarms and dispatch callouts as indicated and according to the standards established with PRB.

(iii) Imbalance Management. Reasonably minimizing imbalances on the Facilities and with respect to third parties to whom gas is delivered and/ from whom gas is received, consistent with any OBA’s in existence from time to time; maintaining imbalance accounts for the Facilities and for each party for whom gas is gathered through the Facilities; and implementing imbalance settlement procedures as agreed to with PRB (without liability to BPE for make-up gas, imbalance liability or penalties). The parties intend that during the term of this Operations Agreement, BPE may at its option utilize its current blanket OBA with Fort Union Gas Gathering to manage gas balance, but that upon termination of the Operations Agreement, or if utilization of same unreasonably interferes with BPE’s other operations or exposes BPE to liability, PRB shall obtain its own OBA(s).

E. Repairs. BPE shall perform (in a manner which minimizes interference with operations of the Facilities to the extent possible) all repairs and maintenance on the Facilities and the Compression. PRB shall be responsible for the cost thereof to the extent described herein. PRB shall promptly notify BPE and BPE shall promptly notify PRB of all repairs and maintenance of which the other is aware. BPE shall provide a weekly report detailing all repairs and callouts.

F. Emergencies. In the case of an emergency with respect to the Facilities or Compression, BPE may take any action and incur any expense (for which BPE shall promptly be reimbursed by PRB except as to Minor Repairs, the cost of which shall be borne by BPE) it deems necessary in its reasonable judgment, and the parties shall cooperate with each other to manage such emergency, including, without limitation, issuance of emergency time-sensitive public statements or orders and emergency time-sensitive communications with governing authorities, employment of third parties, and declaration of force majeure. BPE shall in a timely manner notify PRB in the case of an emergency.

G. Reports to PRB. BPE shall provide PRB with a weekly repair and callout report as discussed in Paragraph 4E. plus information and reports on a monthly basis, in form and substance as mutually agreed upon by the Parties, including monthly volume statements for each receipt and delivery point and imbalance statements. Electronic information from receipt and delivery point meters shall be available to PRB in the current standard.

H. Operational Performance. BPE agrees to comply with the runtime performance guarantees of the gas gathering and similar agreements in effect on the date hereof, and to the extent that BPE does not so comply and such noncompliance results in a reduction in the gathering fees collected by PRB thereunder, the Fee shall be reduced by a like amount.

5. Improvements.

A. PRB shall be responsible for all capital improvements required or undertaken with respect to the Facilities ("Improvements"), including without limitation, any required to maintain the Facilities in a safe operating condition, to comply with applicable law or regulation, to increase capacity, to reconfigure any part of the Facilities, or to comply with operating standards (e.g., NAESB). Either PRB or BPE may submit proposals to the other for Improvements. When a proposal for Improvements has been submitted by either Party, the Parties shall promptly confer as to practical alternatives to accomplish the Improvements, and BPE shall thereafter provide a proposal to provide the Improvements. If PRB accepts the proposal, BPE shall proceed to timely accomplish same. If PRB rejects the proposal, PRB may have the Improvements accomplished provided same do not unreasonably interfere with the Compression or BPE’s rights or responsibilities under this Agreement. At BPE’s option, PRB shall prepay BPE the reasonably estimated cost of the Improvement. In the event that the Improvement prepayment by PRB varies from actual costs as evidenced by a reconciliation, BPE will invoice PRB in the following month if the Improvement prepayment amount was insufficient and, if the Improvement prepayment was greater than the actual costs as evidenced by a reconciliation, PRB will have the right to reduce the Fee by the amount of the over payment.

PRB shall consult with BPE with respect any Improvement, and PRB shall be solely responsible for determining whether an Improvement shall be undertaken (including any consequences of failing to undertake an Improvement). The cost of Improvements is a Reimbursable if the services were provided by BPE.

B. Bonepile Consolidation. The Parties agree that consolidation of gathering and compression services within the Bonepile system is necessary to increase efficiency in operations. The parties agree to work together in good faith to obtain producer agreement to consolidation within this area, and to arrive at a mutually agreeable plan therefor (which shall be an Improvement). If the Parties have not reached agreement on a plan for consolidation of the Bonepile System, including producer agreement, within 60 days from the first of the month following closing of the transaction, the Fee charged hereunder shall be increased to $80,000 per month. Such Fee will be decreased to the amount set forth in Section 3 commencing the month following the month in which the Bonepile consolidation plan is agreed upon.

C. Addition Compression Services. (i) During the term of this Operations Agreement and the Compression Lease Period, BPE shall have the right to provide compression services for the Facilities, including that for additional gas brought onto the Facilities. The fee for additional compression shall be negotiated in good faith between the Parties, provided that the payment agreed upon shall approximate the prevailing rate for similar services based on a comparable term in the general area of the Facilities; and, provided further, that if PRB shall receive a bona fide bid from an unaffiliated third party for comparable services, including term, BPE shall have the right, within 10 days after notice thereof, to match such bid. If additional construction is required, BPE shall not bear the cost thereof.

(ii) WGR Consolidation. The parties acknowledge that BPE has been approached by Western Gas Resources ("WGR") and is in preliminary negotiations with WGR to provide field services to receive WGR’s gas from WGR’s Bonepile area that WGR is attempting to consolidate into the Bonepile System ("WGR Gas"), to compress and manage same, and to redeliver same into facilities as directed by WGR. During the primary term of this Agreement, BPE and PRB have agreed to work together on an exclusive basis to provide compression and gathering services for this WGR Gas. The fee to WGR for compression and gathering services and division thereof between the Parties shall be subject to mutual agreement. The Parties agree to work together in good faith to obtain an agreement with WGR consistent with the foregoing.

6. Excluded Services. All other services and liabilities associated with operation of the Facilities are not included, including without limitation, right-of-way, easement, surface lease and similar (collectively "Rights-of-Way") rental payments, which shall be tracked and paid by PRB; property tax tracking and payment; and accounting services, including without limitation accounting from and after meter integrations, producer and other invoicing, payable and receivable tracking and accounting, revenue distribution, and government reporting (except as expressly provided herein). PRB shall bear all license fees and assessments, all sales, use, excise and other taxes and charges except as expressly provided herein. PRB shall be responsible for compliance with applicable laws, rules and regulations of government entities, shall obtain and maintain all licenses and permits except as expressly provided herein.

7. Right-of-Way Compliance. BPE (in providing the Services) and PRB (in owning and using the Facilities) shall comply with the terms and conditions of the Rights-of-Way, and shall be responsible for maintaining quiet use and enjoyment thereof.

8. General Standard. Each Party will perform its obligations under this Operations Agreement in a good, efficient and workmanlike manner using its reasonable business judgment as a prudent operator owner or manager, as applicable, in conformance with the usual and customary practices of the industry, and in compliance with applicable laws, rules and regulations.

9. Liens and Other Encumbrances. BPE will not directly or indirectly permit to remain, and at its expense will discharge or cause to be discharged, if created or permitted to be created by it, any lien, encumbrance or charge with respect to the Facilities and the Services it is to provide. PRB will not directly or indirectly permit to remain, and at its expense will discharge or cause to be discharged, if created or permitted to be created by it, any lien, encumbrance or charge with respect to the Facilities (other than any related to its credit facility) and its ownership thereof and responsibilities with respect thereto.

10. Compression Service Agreement Following Termination. If this Operations Agreement shall be terminated by PRB prior to a date that is four (4) years from inception hereof, to the extent that compression is required on the Facilities, the Parties shall enter into a Compression Service Agreement for the Compression equipment described in Section 4.B., above for a term equal to the balance of the time remaining until the date following 4 years from inception hereof ("Compression Lease Period"). The Compression Service Agreement extent of services and charges shall be negotiated by the parties in good faith, and shall be at the prevailing market rate for similar services based on a comparable term in the general area of the Facilities; and, provided further, that if PRB shall receive a bona fide bid from an unaffiliated third party for comparable services, including term, BPE shall have the right to match such bid within 10 days after notice thereof. If BPE matches such third-party bid, then BPE and PRB will enter into a Compression Service Agreement based on such amount. If a Change Event shall occur, PRB shall have no obligation to enter into a Compression Service Agreement. During the term of the Compression Service Agreement, BPE shall have the right to inspect the compression equipment and shall be provided unrestricted rights of ingress and egress to, over and across the Facilities for the purpose of exercising its responsibilities under this Service Agreement. Upon termination, BPE’s obligations shall be as specified in Section 22 hereof.

11. Release and Indemnification.

A. Release and Indemnification By BPE. BPE shall release, indemnify, defend and hold harmless PRB, its officers, agents, employees and affiliates from any and all claims, demands, causes of action, losses or liability of any nature resulting from damages to property, including, but not limited to, that of the Parties, injuries to or death of persons, including, but not limited to, employees, contractors and agents of the Parties, or fines levied by governmental entities ("Claims") where such Claims arise, directly or indirectly, in connection with BPE’s responsibilities with respect to provision of the Services, exercise of BPE’s rights with respect to the Facilities, or failure to perform its obligations under this Operations Agreement. BPE also shall indemnify PRB against all liens and charges of any and every nature that may at any time be established against the Facilities as a consequence, direct or indirect, of any act or omission of BPE (except for liens and charges relating to work performed by PRB or for which PRB is responsible hereunder).

B. Release and Indemnification By PRB. PRB shall release, indemnify, defend and hold harmless BPE, its officers, agents, employees and affiliates from any and all Claims where such Claims arise, directly or indirectly, in connection with PRB’s responsibilities with respect to the Facilities or under this Operations Agreement, exercise of PRB 's rights under, or failure to perform its obligations under this Operations Agreement. PRB also shall indemnify BPE against all liens and charges of any and every nature that may at any time be established against the Facilities or the Compression as a consequence, direct or indirect, of any act or omission of PRB (except for liens and charges relating to work performed by BPE or for which BPE is responsible hereunder).

C. Release and Indemnification of Both Parties. The indemnities referenced in subparagraphs A and B above shall also include the indemnified Party's attorney's fees, court costs and expenses. The indemnifying Party shall assume, on behalf of the indemnified Party, and conduct with due diligence and in good faith and at the indemnifying Party's expense, the defense of any suit against the indemnified Party, whether or not the indemnifying Party be joined therein, seeking recovery for any loss, damage, injury, death or fine within the import of this paragraph even if such suit be groundless, false or fraudulent; provided, however, that without relieving the indemnifying Party of its obligations hereunder, the indemnified Party may elect to defend or participate in the defense of any such suit, but in no event without prior written notice to the indemnifying Party.

D. This Section 11 shall survive the expiration or termination of this Operations Agreement.

12. Insurance. During the term of this Operations Agreement, each Party shall provide and maintain in effect workmen's compensation insurance in accordance with the laws of the State of Wyoming as to any employees located in Wyoming, and comprehensive general liability insurance, including contractual liability insuring the indemnity agreement set forth in Section 11, or shall provide self-insurance therefor to the extent its general liability insurance excludes coverage, with a combined single limit of not less than $2,000,000 or $1,000,000 per occurrence with a $1,000,000 umbrella applicable to bodily injury, sickness or death and loss of or damage to property in any one occurrence, and the other Party shall be named an additional insured under such insurance, such insurance shall include waiver of subrogation and contribution, and 30 days notice of termination, cancellation or alteration.

13. Remedies For Default. If one or more of the following events ("Events of Default") shall occur:

(a) If either Party ("defaulting party") shall fail to perform or comply with any of the terms hereof and such failure shall continue for more than ten (10) business days after the other Party ("Non-defaulting party") has given written notice to the defaulting party describing with specificity such failure(s) (provided no notice shall be required in event of non-payment of the Fee); or

(b) If either Party ("defaulting party") shall make an assignment for the benefit of creditors or shall admit, in writing, its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or any substantial part of its properties; or

(c) If, within thirty (30) days after the commencement of any proceeding against a Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment without the consent or acquiescence of the affected Party of any trustee, receiver or liquidator for itself or of any substantial part of its properties, such appointment shall not have been vacated;

then the nondefaulting party may:

(i) if the default is PRB’s failure to timely pay the Fee, BPE may require that an amount equal to one month of the Fee be immediately paid to and held by BPE as security for payment; and/or

(ii) give a written termination notice to the other Party describing with specificity the events of default and specifying a date (which shall be at least thirty (30) days after the giving of such notice) on which this Operations Agreement shall terminate, and on such date, subject to Section 11 relating to the survival of obligations, the terms of this Operations Agreement shall expire and terminate and all rights of the defaulting Party under this Operations Agreement shall cease, unless before such date the defaults at the time of and included in the written termination notice existing under this Operations Agreement shall have been cured.

14. Non-Waiver of Breaches. No waiver of any breach under this Operations Agreement shall constitute a waiver of any subsequent breach.

15. Condemnation. If the whole or any part of the Facilities shall be condemned or taken by any municipal, county, federal, state or other authority for any purpose, then the Term shall cease on the day the possession of that part shall be taken with respect to such part. From that day, either Party shall have the right either to cancel this Operations Agreement and declare the same null and void, or the same shall continue as to the remainder of the Facilities under the terms herein provided, subject to a mutually agreeable adjustment in the Fee.

16. Cumulative Remedies. Each right, power and remedy of each Party provided for in this Operations Agreement shall be cumulative and concurrent and shall be in addition to every other right, power or remedy now or hereafter existing hereunder, at law or in equity. The exercise by either Party of any one or more of the rights, powers or remedies provided for in this Operations Agreement or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by such Party of any or all such other rights, powers or remedies.

17. Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by telex or facsimile machine with answer back capability) and shall be delivered or mailed (or if by telex, graphic scanning or other facsimile communications equipment of the sending Party hereto, delivered by such equipment), addressed as follows:

IF TO PRB:

PRB Transportation, Inc.

600 17th St., Suite 2800 South

Denver, CO 80202

ATTN: William F. Hayworth

Fax: 303-454-3708

Phone: 303-454-3706

IF TO BPE:

Bear Paw Energy, LLC

1400 16th St., Suite 310

Denver, CO 80202

ATTN: Contract Administration

Fax: 720-946-3710

Phone: 720-946-3605

or to such other address as a Party may from time to time designate, in writing, in accordance with this Section. All notices and other communications given to any Party hereto in accordance with the provisions of this Operations Agreement shall be deemed to have been given on the date of receipt.

18. Applicable Law. The validity, performance, interpretation and effect of this Operations Agreement shall be governed by the laws of the State of Colorado, without regard to principles of conflicts of laws.

19. Taxes. PRB shall pay all real property taxes levied against the Facilities, as well as all personal property taxes with respect thereto, and shall pay any use or occupation tax or license or permit fees that may be payable associated with activities conducted under this operations Agreement, provided that BPE shall pay all personal property taxes with respect to the Compression equipment.

20. Invalidity. Each covenant and agreement contained in this Operations Agreement is intended to be and shall be construed to be a separate and independent covenant. If any term or provision of this Operations Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Operations Agreement or any other application of such term or provision shall not be affected thereby.

21. Miscellaneous. This Operations Agreement constitutes the entire agreement between the Parties with respect to provision of the Services, and supercedes and renders null and void (except for then-accrued obligations) all other negotiations and agreements with respect to the subject matter hereof (provided that the rights and obligations of the Parties under the Purchase and Sale Agreement between the Parties dated September 30, 2004 and related contemporaneous agreements not in conflict with the terms hereof shall remain effective). Any term of this Operations Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by both Parties. The headings in this Operations Agreement are for the purpose of convenience only and shall not limit or define the meaning hereof.

Condition Upon Surrender. Upon the termination of this Operations Agreement, (subject to the continuing Compression Service Agreement described in Section 10 hereof) BPE shall surrender the Facilities to PRB in their condition at that time, with no obligation to restore same to their condition at inception of this Operations Agreement. PRB shall bear the cost of disconnecting the compressors and loading same onto trucks to be provided by BPE for removal, BPE to bear the cost of transportation from the sites.

23. Counterpart Execution. This Operations Agreement may be executed in several counterparts, each one of which shall constitute an original and all collectively shall constitute but one instrument.

24. BPE Facility Use. BPE shall have the right to allow idled compressors, sumps, one idle dehydrator as identified in Exhibit C (which remain BPE’s property) to remain on their current sites, and the unrestricted use of the fenced yard along the west side of the South Gap/Antelope Valley compressor station identified on Exhibit C including sheds and covered structures, with unrestricted access and egress rights to same, all without cost, for a term lasting until 120 days following the termination of this Operations Agreement and any Compression Service Agreement described in Section 10. The provisions of Sections 7, 8, 9, 11 and 12 shall be applicable to the aforesaid activities. At such time that BPE removes its equipment as aforesaid, BPE shall bear the cost of removal (as described in paragraph 22), with no obligation to remove foundation or pipe. BPE shall be responsible for cleaning up any environmental contamination at such locations associated with the removed equipment in accordance with then-applicable legal requirements. This Section 24 shall survive the expiration or termination of this Operations Agreement.

IN WITNESS WHEREOF, this Operations Agreement has been executed as of the date first above written, to be effective as of August 1, 2004.

PRB:

PRB Transportation, Inc.

BY: William F. Hayworth, President

BPE:

Bear Paw Energy, LLC

BY: Pierce H. Norton, Jr., President

STATE OF COLORADO

CITY & COUNTY OF DENVER

Before me, Patricia Flanigan, a Notary Public in and for said County and State, on this 6th day of October, 2004, personally appeared William F. Hayworth, known to me to be the President of PRB Transportation, Inc., a Nevada corporation, on behalf of said corporation and acknowledged to me that he executed this Agreement for the considerations and purposes therein set forth.

Given under my hand and seal of office this 6th day of October, 2004.

__________________________________

MY COMMISSION EXPIRES: NOTARY PUBLIC

______________________

STATE OF )

) ss.

COUNTY OF )

Before me, Patricia Flanigan , a Notary Public in and for said County and State, on this 6th day of October, 2004, personally appeared Pierce H. Norton, Jr. known to me to be the President of Bear Paw Energy, LLC, a Delaware limited liability company, on behalf of said company, and acknowledged to me that he executed this Agreement for the considerations and purposes therein set forth.

Given under my hand and seal of office this 6th day of October, 2004.

___________________________________

MY COMMISSION EXPIRES: NOTARY PUBLIC

______________________

Exhibit A

to that certain Operations Agreement

by and between

PRB Transportation, Inc.

and

Bear Paw Energy, LLC

Facilities

Gap Gas Gathering System (refer to Exhibit C-1A for map) consisting of:

Approximately 127 ditch miles of low-pressure poly gas gathering pipeline

Approximately 24 ditch miles of steel 16" and 20" intermediate gas gathering pipeline

Bonepile Gas Gathering System (refer to Exhibit C-1B for map) consisting of:

Approximately 25 ditch miles of low-pressure poly gas gathering pipeline

Approximately 9 miles of steel 16" and 20" intermediate gas gathering pipeline

Antelope Valley Pipeline (refer to Exhibit C-1C&D for map) consisting of:

Approximately 14 ditch miles of steel 10" gas pipeline and terminating at the inlet flange of the delivery meters into Ft. Union Gas Gathering and Thunder Creek Gas Services

South Kitty to Bonepile Pipeline (refer to Exhibit C-1B&E for map) consisting of:

Approximately 6 ditch miles of 12" steel gas pipeline beginning at the outlet flange of Bear Paw Measuring Station #81454001 and ending at the suction header of the Swansong Compressor Station

Wellhead meters in service - Gap

81202001 Appel 8-9

81202002 Appel 9-9

81202003 Appel 10-9

81202004 Appel 16-9

81102001 SWANSON 4-23

81102002 SWANSON 9-15

81102003 SWANSON 4-14

81102004 SWANSON 13-14

81102005 SWANSON 16-15

81102006 SWANSON 12-14

81102007 SWANSON 1-15

81102008 SWANSON 5-14

81102009 SWANSON 8-15

81102010 SWANSON 5-23

81102011 SWANSON 6-23

81102012 SWANSON 14-23

81102013 SWANSON 12-23

81102014 SWANSON 13-23

81102017 SWANSON 14-14

81102018 SWANSON 3-23

81102019 SWANSON 11-23

81102020 SWANSON FED 1-27

81102022 SWANSON FED. 9-22-49-72

81102023 MC CREERY FED. 2-27-49-72

81102024 MCCREERY FED. 15-22-49-72

81102025 MCCREERY FED. 3-27-49-72

81112003 WOLFF 16-23

81112006 WOLFF 2-25

81112007 WOLFF 8-25

81112011 WOLFF 14-24

81112013 WOLFF 15-24

81112020 LANEY 8-24

81112021 LANEY 11-24

81112022 MILL IRON FED 7-23

81112023 LANEY 10-24

81112027 WOLFF FED 12-24

81142002 ROURKE 10-31

81142008 ROURKE 15-30

81142011 ROURKE FED. 11-29-49-71

81142022 ROURKE 2-32

81142024 ROURKE 12-32

81142028 ROURKE 7-33

81142034 ROURKE 14-28

81142037 ROURKE 11-28

81142042 ROURKE 11-33

81142043 ROURKE 3-5

81142044 ROURKE 15-33

81142049 ROURKE 16-32

81142052 ROURKE GAP 2-6

81142057 BARTOW 12-31

81142066 BARTOW 4-31

81142071 BARTOW 5-31

81152001 STATE WOLFF 7-26

81152004 MC CREERY 12-26

81152007 MILLIRON FED. 16-25

81152009 WOLFF STATE 8-35

81152013 STATE OF WYOMING 3-36

81152017 STATE WY 11-36

81152019 STATE WOLFF 15-26

81152020 WOLFF STATE 10-26

81152021 STATE WY 4-36

81152022 MC CREERY 11-26

81152024 ROBBINS 4-6

81152025 MC CREERY 5-1

81152026 MC CREERY 16-2

81152027 MC CREERY 1-2

81152028 MC CREERY 13-1

81152029 MC CREERY 8-2

81152030 MC CREERY 6-3

81152031 MC CREERY 4-1

81152032 MC CREERY 3-2

81152033 MC CREERY 10-2

81152034 MC CREERY 12-1

81152035 MC CREERY 15-2

81152040 MC CREERY 3-3

81152043 MC CREERY 7-3

81152048 MC CREERY 12-2

81152050 MCCREERY FED. 1-34-49-72

81152053 MCCREERY FED. 4-34-49-72

81152054 MCCREERY FED. 12-34-49-72

81152055 MCCREERY FED. 13-26-49-72

81152056 MCCREERY FED. 5-34-49-72

81152057 MCCREERY FED. 5-35-49-72

81162001 ROURKE 15-7

81162007 ROURKE DISCHARGE 1-18

81162008 ROURKE 16-7

81162011 ROURKE GAP 5-8

81162012 ROURKE GAP 1-7

81162013 ROURKE GAP 13-5

81162014 ROURKE 11-8

81162016 ROURKE 3-8

81162020 ROURKE FED. 11-5

81162021 ROURKE GAP 5-5

81162023 ROURKE GAP 9-6

81162025 SMITH 11-7

81162027 ROURKE 11-18

81162034 ROURKE 12-18

81162039 ROURKE 10-18

81162043 ROURKE 7-18

81162051 RAG-HARROD 9-13

81162053 RAG HARROD 14-12

81162057 RAG-HARROD 1-13

81162059 RAG-HARROD 10-13

81162063 RAG HARROD 3-13

81162065 RAG HARROD 15-13

81182001 ROBBINS 14-11

81182002 ROBBINS 6-14

81182004 PHILLIPS 3-11

81182005 MILLIRON FED. 16-14-49-72

81182006 ROBBINS 3-14

81182009 ROBBINS 10-14

81182010 MILL IRON FED. 15-14

81182012 WOLFF 4-13

81182013 ROBBINS 9-14

81182014 ROBBINS 8-14

81182015 ROBBINS 7-14

81182016 SCHUCK 15-11

81182017 ROBBINS 2-14

81182018 ROBBINS 11-14

81182020 MILL IRON FED. 2-23

81182022 PHILLIPS 4-11

81182023 ROBBINS 1-14

81192001 MESERVE 12-10

81192002 MESERVE 4-10

81192003 ST. WYO 2-16

81192004 MESERVE 5-3

81192005 ST. WYO 14-16

81192006 MESERVE 5-10

81192007 WY STATE 16-16

81192008 MESERVE 12-3

81192010 APPEL 14-4

81192012 APPEL 2-9

81192013 ST. WYO 15-16

81192014 ST. WYO 10-16

81192015 ST. WYO 9-16

81192016 ST. WYO 8-16

81192018 MESERVE 14-10

81192019 APPEL 13-4

81192020 MESERVE 4-3

81192021 ST. WYO 1-16

81192022 MESERVE 13-10

81192023 STATE WYOMING 7-16

81192024 MESERVE 13-3

81192027 HITT 16-10

81192028 PHILLIPS 12-11

81192030 MESERVE FED. 10-10

81192032 PHILLIPS 13-11

81192033 APPEL 12-4

81192036 HUTCHINSON 3-9

81192037 MATHESON 11-9

81192038 RUX 14-9

81192039 APPEL 7-9

81192040 MATHESON 6-9

81192042 APPEL 5-4

81192043 APPEL 11-4

81192044 APPEL 15-4

81192046 MESERVE FEDERAL 11-10

81202009 RAG GRUENENFELDER 4-11

81202010 RAG GRUENENFELDER 9-10

81202013 RAG GRUENENFELDER 1-10

81202015 APPEL FED. 2-10

81202017 RAG GRUENENFELDER 16-10

81202018 RAG GRUENENFELDER 7-10

81202019 RAG GRUENENFELDER 10-10

81202020 RAG GRUENENFELDER 8-10

81202026 Fed 8-15

81242001 MESERVE FED. 7-22-49-72

81242003 MESERVE FED. 9-21-48-72

81242004 MESERVE FED. 5-21-49-72

81242005 MESERVE FED. 13-15-49-72

81242006 SWANSON FED. 11-22-49-72

81242007 MESERVE FED. 15-21-49-72

81242008 MESERVE FED, 7-21-49-72

81242009 MESERVE FED 1-21A-49-72

81242010 MESERVE FED. 3-21-49-72

81242011 MESERVE FED. 5-22-49-72

81242012 MCCREERY FED. 13-22-49-72

81242013 MESERVE FED. 3-22-49-72

Wellhead meters in service - Bonepile

81432029 Doud 9-15-49-73

81432030 Doud 10-15-49-73

81432031 Doud Federal 1-15-49-73 A

81432032 Doud Federal 2-15-49-73 A

81432033 Doud Federal 7-15-49-73 A

81432034 Doud Federal 8-15-49-73 A

81432035 Doud Federal 5-15-49-73 A

81432036 Doud Federal 6-15-49-73 A

81402001 WOLFF 12-30-49-72

81402002 MILNE 6-30-49-72

81402003 SHAFSTALL 13-30-49-72

81402004 MILNE 5-30-49-72

81402005 MILNE 11-30-49-72

81402006 MILNE FEDERAL 16-19-49-72

81402007 MILNE FEDERAL 10-19-49-72

81402008 MILNE FEDERAL 15-19-49-72

81402009 MILNE FED. 1-19-49-72

81402010 MILNE FEDERAL 6-19-49-72

81402011 MILNE FEDERAL 7-19-49-72

81402012 MILNE FEDERAL 5-19-49-72

81402013 MILNE 4-19-49-72

81402014 SWANSONG 12-18-49-72

81402015 MILNE FEDERAL 12-19-49-72

81402016 SWANSONG 13-18-49-72

81402017 MILNE FEDERAL 11-19-49-72

81402020 DOUD 2-26-49-73

81402021 FISHER 1-25-49-73

81402022 DOUD 11-25-49-73

81402023 DOUD 6-25-49-73

81402025 DOUD 1-26-49-73

81402026 SHAFSTALL FED. 7-25-49-73

81402028 DOUD 4-25-49-73

81402029 SWANSONG FED. 9-24-49-73

81402030 DOUD 12-25-49-73 R

81402031 DOUD 5-25-49-73

81402032 DOUD 3-25-49-73

81402033 SWANSONG 16-24-49-73

81402034 MILNE FEDERAL 16-25

81402035 SHAFSTALL FED.15-25-49-73

81402036 SHAFSTAL FED. 14-25-49-73

81412001 SWANSONG FED. 8-24-49-73

81412002 SWANSONG 2-24-49-73

81412003 SWANSONG 11-24-49-73

81412004 SWANSONG 16-13-49-73

81412005 SWANSONG 6-24-49-73

81412006 SWANSONG 12-24-49-73

81412007 SWANSONG 15-13-49-73

81412008 SWANSONG 1-24-49-73

81412009 SWANSONG 7-24-49-73

81412010 SCOTT 14-24-49-73

81412011 SWANSONG 16-23-49-73

81412012 SHAFSTALL 8-25-49-73

81412013 SHAFSTALL 15-24-49-73 Z

81412014 SHAFSTALL 9-25-49-73

81412015 SWANSONG 10-24-49-73

81412016 SWANSONG 2-25-49-73 Z

81412017 DOUD 13-24-49-73

81422001 BONEPILE 5-31-49-72

81422002 BONEPILE 7-31-49-72

81422003 BONEPILE 6-31-49-72

81422004 BOSTON 2-32-49-72

81422005 BOSTON 10-32-49-72

81422006 BOSTON 14-32-49-72

81422007 BOSTON 15-32-49-72

81422008 BOSTON 4-32

81422009 BOSTON 3-32-49-72

81422010 BOSTON 7-32-49-72

81422011 MUSSLEMAN 13-32-49-72

81422015 MILNE 15-30-49-72

81422016 MILNE 10-30-49-72

81422017 MILNE 14-30-49-72

81422018 MILNE 16-30-49-72

81422019 MILNE 9-30-49-72

81422020 BONEPILE 2-31-49-72

81422021 BONEPILE 4-31-49-72

81422022 BONEPILE 3-31-49-72

81422023 BONEPILE 1-31-49-72

81422024 BONEPILE 8-31-49-72

81432001 SWANSONG 14-13-49-73

81432002 SWANSONG 13-13-49-73

81432003 SWANSONG 11-13-49-73

81432004 SWANSONG 5-24-49-73

81432005 SWANSONG 6-13-49-73

81432006 SWANSONG FED. 3-24-49-73

81432007 SWANSONG 12-13-49-73

81432008 SWANSONG 4-24-49-73

81432009 SWANSONG 5-13-49-73

81432010 SWANSONG 9-14-49-73

81432011 SWANSONG 8-14-49-73

81432012 SWANSONG 16-14-49-73

81432013 SWANSONG 15-14-49-73

81432014 SWANSONG 14-14-49-73

81432015 SWANSONG 2-23-49-73

81432016 SWANSONG 1-23-49-73

81432017 SWANSONG 6-23-49-73

81432018 SWANSONG 8-23-49-73

81432019 SWANSONG 3-23-49-73

81432020 SWANSONG 4-23-49-73

81432021 SWANSONG 7-23-49-73

81432022 SWANSONG 5-23-49-73

81432023 SWANSONG 9-23-49-73

81432024 SWANSONG 10-23-49-73

81432025 SWANSONG 12-23-49-73

81432026 SWANSONG 11-23-49-73

81432027 GEHRETT 15-23-49-73

Exhibit B

to that certain Operations Agreement

by and between

PRB Transportation, Inc.

and

Bear Paw Energy, LLC

Location of the Compressors and Compression Facilities Active at each Location

COMPRESSOR STATIONS

All located in Campbell County, Wyoming

South Gap/Antelope Valley Compressor Station – located in Section 26, Township 49N, Range 72W

2 Reciprocating Compressors

4 Centrifugal Compressors

East Gap (formerly known as Jim Wolff) – located in Section 25, Township 49N, Range 72W

1 Centrifugal Compressor

North Gap (formerly known as Swanson) – located in Section 23, Township 49N, Range 72W

2 Centrifugal Compressors

Bonepile Compressor Station – located in Section 31, Township 49N, Range 72W,

1 Reciprocating Compressor

Milne Compressor Station – located in Section 32, Township 49N, Range 72W Swansong

1 Centrifugal Compressor

Swansong Compressor Station – located in Section 23, Township 49N, Range 73W

1 Centrifugal Compressor

Tripp Compressor Station – located in Section 11, Township 48N, Range 73W

1 Centrifugal Compressor

Busskhol Compressor Station – located in Section 25, Township 49N, Range 73W

1 Centrifugal Compressor

Farleigh Compressor Station – located in Section XX, Township 49N, Range 73W

1 Centrifugal Compressor

SURFACE LOCATIONS

All located in Campbell County, Wyoming

Antelope Valley Valve Site #1 – located in Section 9, Township 48N, Range 73W

Antelope Valley Valve Site #2– located in Section 6, Township 48N, Range 72W

Harry Wolff Pod – located in Section 18, Township 49N, Range 71W

J Mill Iron Pod – located in Section 14, Township 49N, Range 72W

South Jim Wolff Pod – located in Section 35, Township 49N, Range 72W

Laney Pod – located in Section 19, Township 49N, Range 71W\

Laney Pig Launcher and Block Valve – located in Section 20, Township 49N, Range 71W

Merserve Pod – located in Section 15, Township 49N, Range 72W\\

South Merserve Pod – located in Section 22, Township 49N, Range 72W

RAG 11 Pod – located in Section 10, Township 48N, Range 72W

RAG 24 Pod – located in Section 24, Township 48N, Range 72W

RAG 25 Pod – located in Section 25, Township 48N, Range 72W

Rourke Pod – located in Section 32, Township 49N, Range 71W

South Rourke Pod – located in Section 7, Township 48N, Range 71W

Steinhoefel Pod – located in Section 1, Township 49N, Range 72W

Yates Jambalaya Pod – located in Section 15, Township 48N, Range 72W

Doud Pod – located in Section 15, Township 49N, Range 73W

Exhibit C

to that certain Operations Agreement

by and between

PRB Transportation, Inc.

and

Bear Paw Energy, LLC

BPE’s Property

The idle 40MMcfd Dehydrator unit (Serial #00-284) at the Antelope Valley Compressor Station, located in Section 26, Township 49 North, Range 72 West..

The South Gap/Antelope Valley compressor station is also located in Section 26, Township 49 North, Range 72 West